EXHIBIT 10.30


                                THIRD AMENDMENT TO
                 COMMERCIAL REVOLVING LOAN AND SECURITY AGREEMENT
                 ------------------------------------------------



       THIS THIRD AMENDMENT TO COMMERCIAL REVOLVING LOAN AND SECURITY AGREEMENT

  is entered into as of the 17th day of May, 1996 by and among BANK OF BOSTON

  CONNECTICUT, a savings bank existing under the laws of the State of

  Connecticut with a place of business at 127 Church Street, New Haven,

  Connecticut 06510, as agent for Fleet Bank, National Association (successor by merger to NatWest Bank N.A.), The Chase Manhattan Bank, N.A., People's

  Bank, BHF-Bank Aktiengelleschaft, CoreStates Bank, N.A., National Bank of

  Canada, The Sanwa Bank Limited and Bank of Boston Connecticut ("Agent") and

  FLEET BANK, NATIONAL ASSOCIATION, a national banking association having its principal place of business in Jersey City, New Jersey and having an office at 1133 Avenue of the Americas, 39th Floor, New York, New York 10036-6710,

  successor by merger to NatWest Bank N.A. ("Fleet/New Jersey"), THE CHASE

  MANHATTAN BANK, N.A., a national banking association with a place of business at 1 Chase Manhattan Plaza, New York, New York 10081, ("Chase"), PEOPLE'S

  BANK with a place of business at 2 Whitney Avenue, New Haven, Connecticut

  06510 ("People's"), BHF-BANK AKTIENGELLESCHAFT (formerly known as BHF-Bank)

  with a place of business at 590 Madison Avenue, New York, New York  10022-

  2540 ("BHF"), CORESTATES BANK, N.A., with a place of business at

  1339 Chestnut Street, Philadelphia, Pennsylvania 19101-7618 ("CoreStates"),

  NATIONAL BANK OF CANADA, having a place of business at 125 West 55th Street,

  New York, 10019-5366 ("National Bank of Canada"), THE

  SANWA BANK LIMITED, having a place of business at 55 East 52nd Street,

  New York, New York 10055 ("Sanwa") and BANK OF BOSTON CONNECTICUT, a savings bank existing under the laws of the State of Connecticut with a place of business at 127 Church Street, New Haven, Connecticut 06510, ("Bank of

  Boston") (each of Fleet/New Jersey, Chase, People's, BHF, CoreStates,

  National Bank of Canada, Sanwa and Bank of Boston, together with any other financial institution that becomes a party hereto, is sometimes hereafter individually referred to as a "Bank" and collectively as the "Banks"), FLEET

  NATIONAL BANK (formerly known as Fleet National Bank of Connecticut and successor by merger to Fleet Bank, National Association), a national banking association with its principal place of business at in Springfield,

  Massachusetts ("Fleet/Connecticut"); and STARTER CORPORATION, a Delaware

  corporation having a place of business at 370 James Street, New Haven,

  Connecticut 06513, ("Borrower").



                               W I T N E S S E T H:
                               -------------------

       WHEREAS, the Borrower, the Agent, Bank of Boston, Fleet/Connecticut,

  NatWest Bank N.A., Chase and People's entered into a Commercial Revolving

  Loan and Security Agreement dated March 30, 1995 (the "Original Agreement");

  and

       WHEREAS, by First Amendment to Commercial Revolving Loan and Security

  Agreement dated as of June 14, 1995 (the "First Amendment"), BHF, CoreStates,

  National Bank of Canada and Sanwa




































                                        2.

  joined the lenders and certain changes were made to the Original Agreement as set forth in said First Amendment; and

       WHEREAS, by Second Amendment to Commercial Revolving Loan and Security

  Agreement dated as of January 31, 1996 (the "Second Amendment") certain further changes were made to the Original Agreement as amended by the First

  Amendment as set forth in said Second Amendment (the Original Agreement as amended by the First Amendment and the Second Amendment is hereinafter referred to as the "Loan Agreement"); and

       WHEREAS, Fleet/New Jersey has become the successor by merger to NatWest

  Bank N.A.; and

       WHEREAS, Fleet/Connecticut now wishes to withdraw from the Loan

  Agreement and to assign its rights and liabilities in connection with the

  Fleet Standby L/C (as hereinafter defined) to Fleet/New Jersey, and the

  Borrower and the other Banks are willing to agree to such withdrawal and assignment; and

       WHEREAS, the Borrower, the Agent and the Banks now wish to make further amendments to the Loan Agreement as more fully set forth herein;

       NOW, THEREFORE, the Borrower, the Agent, Fleet/Connecticut and the Banks

  agree as follows:

       1.   Revolving Credit Facility.  Section 1.1 of the Loan Agreement is
            -------------------------

  amended and restated to read, in full, as follows:

  (A)  Revolving Credit Facility.
       -------------------------

                      (i)    Amount of Revolving Credit Facility.  So long as
                             -----------------------------------

  there exists no Event of Default nor any event which, with


































                                        3.

  the passage of time or giving of notice, or both, would become an Event of

  Default, but subject to the limitations hereinafter set forth and until the

  Termination Date, the Banks will provide to Borrower the Revolving Credit

  Facility in the aggregate amount of up to $125,000,000, plus a $25,000,000 seasonal increase to $150,000,000 from April 15 through October 15 of each year.  Each Bank severally agrees that it will extend credit to the Borrower through the Agent under the Revolving Credit Facility from time to time during the period from the date hereof up to but not including the

  Termination Date in an aggregate principal amount not to exceed  at any time outstanding the lesser of (a) such Bank's Regular Commitment (the "Regular

  Commitment")or Seasonal Commitment (the "Seasonal Commitment"), as

  applicable, or (b) its Pro Rata Share as set forth below opposite such Bank's name:


                           Regular         Seasonal      Pro Rata
       Bank                Commitment      Commitment    Share (%)
       ----                ----------      ----------    ---------

  Bank of Boston           $ 29,167,500   $ 35,000,000   23.334%
  Chase                      20,833,750     25,000,000   16.667
  Fleet/New Jersey           20,833,750     25,000,000   16.667
  People's                   16,665,000     20,000,000   13.332
  CoreStates                 12,500,000     15,000,000   10.00
  BHF                        10,000,000     12,000,000    8.00
  National Bank of Canada    10,000,000     12,000,000    8.00
  Sanwa                       5,000,000      6,000,000    4.00
                           ------------   ------------   -----
                           $125,000,000   $150,000,000     100%



       Subject to the limitations contained herein, extensions of credit under the Revolving Credit Facility may, at the option of the Borrower, take the form of Advances, Acceptances, Commercial


































                                        4.

  L/C's or, upon the approval of all of the Banks, standby letters of credit.

       The existing Fleet Standby L/C shall remain outstanding as part of the

  Revolving Credit Facility in accordance with its terms until the earlier of

  (i) its expiration date, or (ii) the Borrower's reimbursement of Fleet/New

  Jersey (as assignee of Fleet/Connecticut) pursuant to the terms of any reimbursement agreement pertaining to the Fleet Standby L/C upon a draw thereunder.

                      (ii)    Use of Proceeds of Revolving Credit Facility.
                              --------------------------------------------

  The Revolving Credit Facility shall be used by Borrower as follows:  (a) the proceeds of Advances and Acceptances shall be used for the Borrower's working capital purposes in the operation of its business; (b) the issuance of

  Commercial L/Cs which shall be used for the benefit of Borrower's designated foreign suppliers for a term not to exceed 120 days, in connection with the

  Borrower's importing of materials and finished goods from such foreign suppliers for the account of Borrower; and (c) the Fleet Standby L/C which

  shall remain outstanding in accordance with its terms.      The maximum

  aggregate amount of outstanding Advances and Acceptances under the Revolving

  Credit Facility shall at no time exceed the Direct Loan Sublimit as hereinafter set forth in section 1.1(E).

                      (iii)    Revolving Credit Note.  To evidence Borrower's
                               ---------------------

  obligations under the Revolving Credit Facility, Borrower is contemporaneously herewith executing and delivering to






































                                        5.

  the Agent the Revolving Credit Note dated of even date with the Third

  Amendment to Commercial Revolving Loan and Security Agreement in the face principal amount of $150,000,000 in the form and substance set forth on

  Schedule A attached to the Third Amendment to Commercial Revolving Loan and

  Security Agreement.  This Revolving Credit Note in the face amount of

  $150,000,000 is issued in replacement of and substitution for the Revolving

  Credit Note in the face principal amount of $150,000,000 dated June 14, 1995 executed by the Borrower in favor of the Agent as agent for the Banks (the

  "June 14, 1995 Note").  The June 14, 1995 Note is hereby cancelled.

                 (iv)  Termination Date.  On the Termination Date, the entire
                       ----------------

  unpaid principal balance of the Revolving Note together with all accrued and unpaid interest thereon and all other sums owing hereunder shall become due and payable in full without notice or demand.

       (B)  Advances.  All Advances under the Revolving Credit Facility shall
            --------

  be made by the Banks simultaneously and in the amount of their respective

  Pro-Rata Shares.

       The obligations of the Banks for Advances are independent and  no Bank shall be responsible for any default by any other Bank with respect to such other Bank's obligation to make Advances hereunder, nor shall the obligation of any Bank be increased or decreased as a result of the default by any other

  Bank in such other Bank's obligation to make Advances hereunder.  All requests by Borrower






































                                        6.

  for Advances shall be made in accordance with the provisions of Section 1.4 of the Original Agreement;

       (C)  L/C's and Acceptances.  All Commercial L/C's and Acceptances which
            ---------------------

  are issued or created under the Revolving Credit Facility will be issued by the Agent or by The First National Bank of Boston or any of its overseas or domestic affiliates on behalf of the Banks, and shall be administered by

  Agent, as agent for the Banks.  Each letter of credit issued under the

  Revolving Credit Facility by The First National Bank of Boston or its

  subsidiaries shall be subject to the terms of the L/C Agreement.  The minimum face amount of each Commercial L/C and each Acceptance shall be $50,000.00.

       Standby letters of credit may be issued under the Revolving Credit

  Facility only upon the consent of all of the Banks.

       Each Commercial L/C issued hereunder shall have an expiration date not later than 120 days following its date of issuance, and no Commercial L/C shall have an expiration date later than September 28, 1998.

       Notwithstanding the Termination Date, each Bank shall remain obligated through the expiration date of each Commercial L/C, and the Fleet Standby L/C issued or outstanding under the Revolving Credit Facility to reimburse the

  Agent for such Bank's Pro-Rata Share of a drawing on any such letters of credit which is not immediately reimbursed by the Borrower.

            (D)  Borrowing Base.  The aggregate amount of outstanding
                 --------------

  Liabilities under the Revolving Credit Facility shall not at any






































                                        7.

  time exceed the lesser of (x) the amount of the Regular Commitment or the

  Seasonal Commitment, as applicable, or (y) the sum of (i) Eighty (80%)

  percent of Eligible Accounts, plus (ii) Fifty (50%) percent of Eligible

  Inventory with a maximum limit on availability against Eligible Inventory of

  $40,000,000 in effect from September 1 in each year through May 31 of the following year, and $50,000,000 during the months of June, July and August in each year, plus (iii) fifty (50%) percent of L/C Inventory, plus (iv) One

  Hundred Percent (100%) of cash deposits held in the name of the Borrower or

  Fair Stock Limited d/b/a Starter Far East, Ltd. in an interest bearing savings account at the Hong Kong Branch of the First National Bank of Boston

  (the formula contained in this clause (y) is hereinafter referred to as the

  "Borrowing Base").

       Notwithstanding the preceding paragraph, in the event that the Borrower attains and continues to maintain the Unrestricted Financial Ratios (as hereinafter defined), the Liabilities which may be outstanding under the

  Revolving Credit Facility will not be limited by the Borrowing Base;

  provided, however, that if, having attained the Unrestricted Financial

  Ratios, the Borrower thereafter fails to continue to maintain such

  Unrestricted Financial Ratios or in the event of the occurrence of any Event of Default hereunder or any event or condition which, with the passage of time, the giving of notice or both, would constitute an Event of Default, or in the event that, in the opinion of Banks holding not less than 66-2/3% of the Pro Rata Shares, the Borrower has suffered a material adverse change in its operations, the Agent shall require the


































                                        8.

  Liabilities to be limited by the Borrowing Base or such other formula as shall be approved by Banks holding not less than 66-2/3% of the Pro Rata

  Shares in their discretion.

            (E)  Direct Loan Sublimit:  The aggregate amount of Advances and
                 --------------------

  Acceptances to be outstanding at any time shall not exceed the following amounts (the "Direct Loan Sublimit"):  (i) $50,000,000 during the months of

  October of each year through April of the following year and (ii) $90,000,000 during the months of May through September in each year.

       Notwithstanding the preceding sentence for a period of 30 consecutive days in each calendar year, the Borrower shall, from cash flow generated from its continuing operations (as opposed to cash flow resulting from a non-

  recurring event), cause the aggregate amount of Advances and Acceptances outstanding hereunder to be reduced to an amount not to exceed $25,000,000.

            (F)  Seasonal Overadvance:  Notwithstanding the Borrowing Base, the
                 --------------------

  Borrower may have Liabilities  outstanding under the Revolving Credit

  Facility in excess of the amount which would otherwise be available under the

  Borrowing Base in the following amounts at the following times (the "Seasonal

  Overadvance"):


                 Month                 1996           1997
                 -----                 ----           ----

                 April               $15,000,000    $10,000,000
                 May, June, July      25,000,000     15,000,000
                 August               10,000,000     10,000,000


  Provided, however, that in no event shall (i) the aggregate total amount outstanding under the Revolving Credit Facility at any time


































                                        9.

  exceed the amount of the Regular Commitment or the Seasonal Commitment, as

  applicable, or (ii) the aggregate amount of Advances and Acceptances outstanding at any time exceed the applicable Direct Debt Sublimit.

       2.   Interest.
            --------

                 (i)  Interest Rate Options.  Advances from time to time
                      ---------------------

  outstanding under the Revolving Credit Facility shall bear interest at one or more of the Interest Rate Options selected by the Borrower as provided in

  Section 1.3(A) of the Loan Agreement, provided, however, that the terms

  "LIBOR Rate" and "Acceptance Rate" shall have the meanings set forth in

  Section 9 of this Third Amendment.

                 (ii) Default Rate.  Upon the occurrence of an Event of
                      ------------

  Default, the interest rate accruing and payable from and after such Event of

  Default shall be a variable rate (the "Default Rate") equal to three hundred

  (300) Basis Points per annum above the Comparative Prime Rate which rate shall change when and as said Comparative Prime Rate changes.

                 (iii) Late Payment Charge.  If any payment required under the
                       -------------------

  Loan Agreement or the Revolving Credit Note shall remain in arrears and unpaid for a period of ten (10) days after the same shall become payable, the

  Borrower shall pay to the Agent the additional sum of five percent (5%) of the amount of such payment to cover the additional expense of handling such late payment (the "Late Payment Charge").  The assessment and collection of a

  Late






































                                        10.

  Payment Charge shall not constitute a waiver of any Event of Default which results from such late payment.

       3.   Lock Box Account.  Section 1.3(G) of the Loan Agreement is amended
            ----------------

  to add the following paragraph as the final paragraph thereolee

  "Notwithstanding anything to the contrary in this Section 1.3(G), during any period of time in which the Borrower has attained and is continuing to maintain the Unrestricted Financial Ratios and there exists no Event of

  Default hereunder or any event or condition which with the passage of time,

  and the giving of notice or both would constitute an Event of Default, and the Borrower, in the opinion of Banks holdings not less than 66-2/3% of the

  Pro Rata Shares, has not suffered a material adverse change in its operations, payments which are received by the Agent in the lock box account established pursuant to this Section 1.3(G) shall not be applied by the Agent on account of sums outstanding under the Revolving Credit Facility but instead shall be deposited by the Agent into the account which the Borrower maintains at Bank of Boston pursuant to Section 3.13 of this Agreement."

       4.   Modification to Financial Reporting Requirements in Certain
            -----------------------------------------------------------

  Circumstances.  Section 3.5(A) of the Loan Agreement is hereby amended by the
  -------------

  addition of the following subparagraph thereto:  "(xii) During any period of time in which the Borrower has attained and is continuing to maintain the

  Unrestricted Financial Ratios and there exists no Event of Default under the

  Loan Agreement or any event or condition which with the passage of time, the giving of notice or both would constitute an Event of




































                                        11.

  Default, and the Borrower, in the opinion of Banks holding not less than 66-

  2/3% of the Pro Rata Shares, has not suffered a material adverse change in its operations, the Borrower shall be excused from submitting the reports required by subparagraphs (iv), (v) and (vi) of this Section 3.5(A) and, in lieu thereof, the Borrower shall submit to the Agent and the Banks, as soon as available but in any event not later than twenty (20) days following the end of each calendar month, the following:

               (i)    A report of Accounts in the format attached hereto as

                      Exhibit A;

               (ii)   A report of Inventory in the format attached hereto

                      as Exhibit B; and

               (iii)  Such other information as the Agent may request from time to time.

               5.   Modifications to Financial Covenants.  Section 3.7 of the
                    ------------------------------------

  Loan Agreement, as heretofore amended and restated, is

  further amended and restated to read, in full, as follows:

                    "3.7   Financial Covenants.  Borrower shall maintain the
                           -------------------

  following financial performance criteria as shown on the financial statements required to be provided pursuant to Section 3.5:












































                                        12.

                    (A)    Borrower's Tangible Net Worth, as of the calendar

  quarter ending on the specified date, of at least:

                         (i) March 31, 1996         $ 87,500,000
                        (ii) June 30, 1996            85,000,000
                       (iii) September 30, 1996       95,000,000
                        (iv) December 31, 1996        95,000,000
                         (v) March 31, 1997           95,000,000
                        (vi) June 30, 1997            95,000,000
                       (vii) September 30, 1997      110,000,000
                      (viii) December 31, 1997       110,000,000
                        (ix) March 31, 1998          110,000,000

                    (B)    A ratio of Borrower's total Indebtedness to

  Borrower's Tangible Net Worth, as of the calendar quarter ending on the specified date, of not greater than:

                         (i) March 31, 1996         0.9 to 1.0
                        (ii) June 30, 1996          1.5 to 1.0
                       (iii) September 30, 1996     1.5 to 1.0
                        (iv) December 31, 1996      0.9 to 1.0
                         (v) March 31, 1997         0.9 to 1.0
                        (vi) June 30, 1997          1.1 to 1.0
                       (vii) September 30, 1997     1.1 to 1.0
                      (viii) December 31, 1997      0.6 to 1.0
                        (ix) March 31, 1998         0.9 to 1.0

                    (C)    A ratio of (i) EBIT to (ii) Interest Expense

  (including without limitation the commissions paid pursuant to paragraph

  3.15(C) of the Loan Agreement) accrued during the twelve months ending on the specified date, of not less than:

                         (i) March 31, 1996         1.10 to 1.0
                        (ii) June 30, 1996          1.50 to 1.0
                       (iii) September 30, 1996     3.20 to 1.0
                        (iv) December 31, 1996      3.75 to 1.0
                         (v) March 31, 1997         3.75 to 1.0
                        (vi) June 30, 1997          3.75 to 1.0
                       (vii) September 30, 1997     3.75 to 1.0
                      (viii) December 31, 1997      3.75 to 1.0
                        (ix) March 31, 1998         3.75 to 1.0


































                                        13.

                    (D)    Working Capital, as of the end of the calendar

  quarter ending on the specified date, in an amount not less than:

                         (i) March 31, 1996         $ 57,000,000
                        (ii) June 30, 1996            55,000,000
                       (iii) September 30, 1996       67,500,000
                        (iv) December 31, 1996        70,000,000
                         (v) March 31, 1997           65,000,000
                        (vi) June 30, 1997            65,000,000
                       (vii) September 30, 1997       75,000,000
                      (viii) December 31, 1997        75,000,000
                        (ix) March 31, 1998           70,000,000

                    (E)    A Quick Ratio, as of the end of the  calendar

  quarter ending on the specified date, of not less than:

                         (i) March 31, 1996         0.80 to 1.0
                        (ii) June 30, 1996          0.50 to 1.0
                       (iii) September 30, 1996     0.85 to 1.0
                        (iv) December 31, 1996      0.80 to 1.0
                         (v) March 31, 1997         0.80 to 1.0
                        (vi) June 30, 1997          0.55 to 1.0
                       (vii) September 30, 1997     0.90 to 1.0
                      (viii) December 31, 1997      1.00 to 1.0
                        (ix) March 31, 1998         0.90 to 1.0



                    (F)    Borrower's net income, determined in accordance with

  GAAP, in any fiscal year shall not be less than One Dollar ($1.00).

                    Borrower acknowledges that it has assisted Agent and the

  Banks in the formulation of each of the foregoing financial performance criteria and fully understands each of said criteria."

       6.     Inspections; Field Exams.  Section 3.8 of the Loan Agreement is
              ------------------------

  hereby amended to add the following paragraph as the final paragraph thereolee

  "Notwithstanding anything to the contrary contained in this Section 3.8,

  during any period of time in which the Borrower has attained and is continuing to maintain the































                                        14.

  Unrestricted Financial Ratios and there exists no Event of Default under the

  Loan Agreement or any event or condition which with the passage of time, the giving of notice or both would constitute an Event of Default, and the

  Borrower, in the opinion of Banks holding not less than 66-2/3% of the Pro

  Rata Shares, has not suffered a material adverse change in its operations,

  such field exams and audits as the Agent conducts or causes to be conducted pursuant to this Section 3.8 shall not be conducted more frequently than once each calendar year.

       7.     Deposit Accounts.  Section 3.13 of the Original Agreement
              ----------------

  pertaining to the maintenance by the Borrower of its primary deposit and checking accounts is hereby amended to delete the references to Fleet contained therein.

       8.     Fees.  Subsection (D) of Section 3.15 of the Original Agreement
              ----

  is hereby amended and restated to read, in full, as follows:

              "(D)  Facility Fee.
                    ------------

                    (i)    Calendar Quarters ending Prior to October 1, 1996:
                           -------------------------------------------------

  For calendar quarters ending prior to October 1, 1996, the Borrower shall pay to the Agent quarterly in arrears, for the account of the Banks, a Facility

  Fee at the annual rate of thirty-seven and one-half (37.5) Basis Points of the Commitment for the calendar quarter for which the Facility Fee is being paid.

                    (ii)   Calendar Quarters Ending Subsequent to September 30,
                           ----------------------------------------------------

  1996:  For calendar quarters ending subsequent to September 30, 1996, the
  ----

  Borrower shall pay to the Agent, quarterly


































                                        15.

  in arrears, for the account of the Banks, a Facility Fee calculated at an annual rate equal to the Commitment for the calendar quarter for which the

  Facility Fee is being paid, multiplied by the applicable number of Basis

  Points based upon the Borrower's Indebtedness/EBITDA Ratio as of the last day of the preceding calendar quarter, as determined from the Borrower's Form 10Q as filed with the United States Securities and Exchange Commission for said quarter, as set forth below:


       Indebtedness/EBITDA Ratio               Annualized Facility Fee
       (as hereinafter defined)                     in Basis Points
       ------------------------                -----------------------

       More than 7.0 to 1.0                    50 Basis Points

       Equal to or more than 5.0 to 1.0
       but not more than 7.0 to 1.0            37.5 Basis Points

       Less than 5.0 to 1.0                    25 Basis Points


       The amount of the Facility Fee payable with respect to a particular calendar quarter shall be determined by the Agent based upon the figures contained in the Borrower's Form 10Q as filed with the United States

  Securities and Exchange Commission for such quarter.  Such Facility Fee shall be payable on demand.

                    (iii)  Proration of Facility Fee:  In each case, the
                           -------------------------

  Facility Fee shall be pro-rated to reflect the actual number of days that the

  Regular Commitment and the Seasonal Commitment are in effect during such calendar quarter."






































                                        16.

       9.     Definition of Terms.
              -------------------

                    (i)    Amended Definitions:  Section 9 of the Original
                           -------------------

  Agreement, as heretofore amended, is hereby further amended to amend and restate the definitions of the following terms:

  (a)  Acceptance Rate:
       ---------------

                           (1)  Prior to October 1, 1996.  For Acceptances
                                ------------------------
  prior to October 1, 1996, a fixed rate equal to the Bank of Boston acceptance rate for the applicable Acceptance Rate Interest Period plus 162.5 Basis Points per annum;

                           (2)  Subsequent to September 30, 1996.  For
                                --------------------------------
  Acceptances issued subsequent to September 30, 1996, a fixed rate equal to the Bank of Boston Acceptance Rate for the applicable Acceptance Rate Interest Period plus the applicable number of Basis Points set forth below based upon the Borrower's Indebtedness/EBITDA Ratio as of the end of the preceding calendar quarter commencing with the calendar quarter ending September 30, 1996 as determined from the Borrower's Form 10Q as filed with the United States Securities and Exchange Commission for such quarter:
               Indebtedness/EBITDA Ratio                    Spread
               -------------------------                    ------

               More than 7.0 to 1.0                    200 Basis Points

               More than 6.0 to 1.0 but not
               more than 7.0 to 1.0                    162.5 Basis Points

               Equal to or more than 5.0 to 1.0
               but not more than 6.0 to 1.0            125 Basis Points

               Equal to or more than 3.5 to 1.0
               but less than 5.0 to 1.0                100 Basis Points

               Less than 3.5 to 1.0                    62.5 Basis Points

       Provided, however, that the applicable spread hereunder shall be determined based on the figures contained in the Borrower's Form 10Q as filed with the United States Securities and Exchange Commission for the applicable quarter and any change in the applicable spread shall be effective only with respect to Acceptances issued subsequent to the receipt of such Form 10Q by the Agent and the Banks.

  (b)  Banks or Banks:  Individually, collectively, or any number of, Bank of
       --------------
  Boston, Fleet/New Jersey, Chase, People's, BHF, CoreStates, National Bank of Canada, Sanwa, or any additional bank or institution which subsequently becomes a lender hereunder.
































                                        17.

  (c)  EBIT (Earnings Before Interest and Taxes):  Income from continuing
       -----------------------------------------
  operations before payment of interest and taxes which are measured by or based upon income, as derived from the Borrower's financial statements determined in accordance with GAAP.

  (d)  LIBOR Rate:
       ----------

                                (1)  Prior to October 1, 1996:  For LIBOR
                                     ------------------------
  Advances made prior to October 1, 1996, a fixed rate equal to the LIBOR Interest Rate for the applicable LIBOR Interest Period plus 162.5 Basis Points per annum;

                                (2)  Subsequent to September 30, 1996:  For
                                     --------------------------------
  LIBOR Advances made subsequent to September 30, 1996, the fixed rate equal to the LIBOR Interest Rate for the applicable LIBOR Interest Period plus the applicable number of Basis Points set forth below based upon the Borrower's Indebtedness/EBIT Ratio as of the end of the preceding calendar quarter commencing with the calendar quarter ending September 30, 1996 as determined from the Borrower's Form 10Q as filed with the United States Securities and Exchange Commission for such quarter:


       Indebtedness/EBITDA Ratio                         Spread
       -------------------------                         ------

       More than 7.0 to 1.0                    200 Basis Points

       More than 6.0 to 1.0 but not
       more than 7.0 to 1.0                    162.5 Basis Points

       Equal to or more than 5.0 to 1.0
       but not more than 6.0 to 1.0            125 Basis Points

       Equal to or more than 3.5 to 1.0
       but less than 5.0 to 1.0                100 Basis Points

       Less than 3.5 to 1.0                    62.5 Basis Points

       Provided, however, that the applicable spread hereunder shall be determined based on the figures contained in the Borrower's Form 10Q as filed with the United States Securities and Exchange Commission for the applicable quarter and any change in the applicable spread shall be effective only with respect to LIBOR Advances made subsequent to the receipt of such Form 10Q by the Agent and the Banks.






































                                        18.

  (e)  Termination Date:  May 31, 1998.
       ----------------

                    (ii)  Definitions of Additional Terms:  Section 9 of the
                          -------------------------------

  Original Agreement, as heretofore amended, is hereby further amended to define the following terms:

       (a)    Default Rate:  Shall have the meaning accorded to it in Section 2
              ------------
  of the Third Amendment.

       (b)  EBITDA (Earnings Before Interest, Taxes, Depreciation and
            ---------------------------------------------------------
  Amortization):  Income from continuing operations before the payment of
  -------------
  interest and taxes which are based on or measured by income plus depreciation and amortization, all as determined in accordance with GAAP.

       (c)    Fleet/Connecticut:  Fleet National Bank (formerly known as Fleet
              -----------------
  National Bank of Connecticut and successor by merger to Fleet Bank, National Association), a national banking association having its principal place of business in Springfield, Massachusetts.

       (d)    Fleet/New Jersey:  Fleet Bank, National Association, successor by
              ----------------
  merger to NatWest Bank N.A. and having its principal place of business in Jersey City, New Jersey and an office at 1133 Avenue of the Americas, 39th Floor, New York, New York 10036-6710.

       (e)    Fleet Standby L/C:  That certain standby letter of credit issued
              -----------------
  by Fleet for the account of the Borrower designated Letter of Credit #CS1024403 in the face amount of $500,000 for the benefit of the United States Olympic Committee issued 11/18/93 and including renewals or replacements thereof.

       (f) Indebtedness/EBITDA Ratio:  The ratio of (x) the sum of Indebtedness
           -------------------------
  as of the end of each of the immediately preceding four quarterly periods divided by four (4) to (y) EBITDA for the immediately preceding four quarterly periods.

       (g)    Late Payment Charge:  Shall have the meaning accorded to it in
              -------------------
  Section 2 of the Third Amendment.

       (h)    Third Amendment:  The Third Amendment to Commercial Revolving
              ---------------
  Loan and Security Agreement dated May 9, 1996 among the Borrower, the Banks, the Agent and Fleet.

       (i)  Unrestricted Financial Ratios:  Both of the following financial
            -----------------------------
  ratios which shall be determined on a rolling four quarter basis as of the end of each calendar quarter, based on the figures contained in the Form 10Q submitted by the Borrower, as of

































                                        19.

  the end of such quarter, to the United States Securities and Exchange
  Commission:

              (x)   EBIT/Interest Expense:  A ratio of EBIT to Interest Expense
                    ---------------------
                    of (a) not less than 3.3 to 1.0 for calendar quarters ending on or before September 30, 1996 and (b) not less than 3.75 to 1.0 for calendar quarters ending after September 30, 1996; and

              (y)   Indebtedness/EBITDA Ratio:  An Indebtedness/EBITDA Ratio
                    -------------------------
                    which is not in excess of 4.0 to 1.0.

       10.    Assignment of the Fleet Standby L/C.  Fleet/Connecticut hereby
              -----------------------------------

  assigns and delegates to Fleet/New Jersey all of the liabilities and obligations of Fleet/Connecticut under the Fleet Standby L/C, and Fleet/New

  Jersey hereby assumes such liabilities and obligations.  Fleet/Connecticut hereby further assigns to Fleet/New Jersey all of Fleet/Connecticut's rights,

  privileges and remedies under any reimbursement agreement or other agreement between Fleet/Connecticut and the Borrower pertaining to the Fleet Standby

  L/C.

       11.  Withdrawal of Fleet/Connecticut.  Fleet/Connecticut hereby
            -------------------------------

  withdraws from the Revolving Credit Facility and shall no longer have any Pro

  Rata Share of the Revolving Credit Facility.  The Borrower and the Banks

  consent to such withdrawal.  Fleet/Connecticut acknowledges that, except that the Fleet Standby L/C remains outstanding, it has received payment in full of all sums owing to it under the Loan Agreement and the other

  Documents.

       12.  Reaffirmation of Representations and Warranties.  The Borrower
            -----------------------------------------------

  hereby restates and reaffirms continuing accuracy of the




































                                        20.

  Representations and Warranties set forth in Section 2 of the Original

  Agreement as of the date hereof.

       13.  Corporate Authority.  The Borrower represents and warrants that it
            -------------------

  has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement and the other Documents to which it is a party and has taken all necessary corporate and legal action with respect thereto and this Agreement and such other Documents to which it is a party have been duly authorized, executed and delivered by the Borrower and each constitutes its valid, legal and binding agreement and obligation enforceable in accordance with the terms thereof and the Agent and the Banks are entitled to the benefits thereof in accordance with such terms.

       14.  Reaffirmation of Loan Agreement and Documents.  In all other
            ---------------------------------------------

  respects, the Loan Agreement and the other Documents as herein modified,

  shall be and remain in full force and effect.

       15.  Effective Date.  This Third Amendment shall become effective upon
            --------------

  the execution hereof.


















































                                        21.

       IN WITNESS WHEREOF, each of the parties hereto has executed this

  Agreement on the day first above mentioned.

                                BANK OF BOSTON CONNECTICUT, as Agent


                                By /s/ Christina I. Clad
                                  --------------------------------
                                     Its Vice President

                                FLEET BANK, NATIONAL ASSOCIATION
                                (formerly known as NatWest Bank N.A.)


                                By /s/ [ILLEGIBLE]
                                  --------------------------------
                                     Its Vice President


                                THE CHASE MANHATTAN BANK, N.A.


                                By /s/ [ILLEGIBLE]
                                  --------------------------------
                                     Its Vice President


                                PEOPLE'S BANK


                                By [ILLEGIBLE]
                                  --------------------------------
                                     Its Vice President


                                BHF-BANK AKTIENGELLESCHAFT


                                By [ILLEGIBLE]
                                  --------------------------------
                                     Its Vice President



                                               and

                                By [ILLEGIBLE]
                                  --------------------------------
                                     Its Assistant Vice President

                                CORESTATES BANK, N.A.


                                By Ann B. [ILLEGIBLE]
                                  --------------------------------
                                     Its Vice President






























                                        22.

                                NATIONAL BANK OF CANADA


                                By [ILLEGIBLE]
                                  --------------------------------
                                     Its Vice President

                                               and


                                By [ILLEGIBLE]
                                  --------------------------------
                                     Its Assistant Vice President


                                THE SANWA BANK LIMITED


                                By [ILLEGIBLE]
                                  --------------------------------
                                     Its Assistant Vice President


                                BANK OF BOSTON CONNECTICUT


                                By Christina I. Clad
                                  --------------------------------
                                     Its Vice President


                                FLEET NATIONAL BANK (formerly
                                known as Fleet National Bank of
                                Connecticut successor by merger
                                to Fleet Bank, National Association)



                                By [ILLEGIBLE]
                                  --------------------------------
                                     Its Vice President


                                STARTER CORPORATION


                                By [ILLEGIBLE]









                          --------------------------------
                             Its Senior Vice President










                                        23.

                                    Schedule A
                                    ----------


                               REVOLVING CREDIT NOTE
                               ---------------------

  $150,000,000.00                                         New Haven, Connecticut
                                                                    May 17, 1996


       FOR VALUE RECEIVED, STARTER CORPORATION, a Delaware corporation with a place of business in New Haven, Connecticut,

  ("Borrower"), promises to pay to the order of BANK OF BOSTON CONNECTICUT, a savings bank existing under the laws of the State of Connecticut having a place of business at 127 Church Street, New Haven, Connecticut, as Agent for

  Fleet Bank, National Association (successor by merger to NatWest Bank N.A.),

  ("Fleet/New Jersey"), The Chase Manhattan Bank, N.A., People's Bank, BHF-Bank

  Aktiengelleschaft (formerly known as BHF-Bank), CoreStates Bank, N.A.,

  National Bank of Canada, The Sanwa Bank Limited, Bank of Boston Connecticut,

  and any other financing institution which may from time to time become a party to the Loan Agreement (as hereinafter defined) ("Agent"), or other holder of this Note the principal sum of ONE HUNDRED FIFTY MILLION

  ($150,000,000) DOLLARS, or so much thereof as shall from time to time be advanced by the Banks through the Agent to the Borrower and remain outstanding, as conclusively evidenced by the books and records of Agent absent manifest error, together with interest on the outstanding balance hereof before and after maturity, at the rate(s) hereinafter set forth until this Note shall have been fully paid, all as hereinafter provided.  Advances hereunder shall be repaid by Borrower and readvanced by the Banks through the

  Agent in accordance with the terms of the Commercial Revolving Loan and

  Security Agreement among the Agent the Borrower, Fleet Bank, National

  Association (now known as Fleet National Bank "Fleet/Connecticut"), NatWest

  Bank N.A., The Chase Manhattan Bank, N.A., People's Bank and Bank of Boston

  Connecticut dated as of March 30, 1995 as amended by a First Amendment to

  Commercial Revolving Loan and Security Agreement among the Agent, the

  Borrower, Fleet/Connecticut, NatWest Bank N.A., The Chase Manhattan Bank,

  N.A., People's Bank, BHF-Bank, CoreStates Bank, N.A., National Bank of

  Canada, The Sanwa Bank Limited and Bank of Boston Connecticut, dated as of

  June 14, 1995, a Second Amendment to Commercial Revolving Loan and Security

  Agreement dated as of January 31, 1996 and a Third Amendment to Commercial

  Revolving Loan and Security Agreement dated as of even date herewith among the Agent, the Borrower, Fleet/New Jersey, The Chase Manhattan Bank, N.A.,

  People's Bank, BHF-Bank Aktiengelleschaft, CoreStates Bank, N.A., National

  Bank of Canada, The Sanwa Bank Limited and Bank of Boston Connecticut (the

  "Loan Agreement").  Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Loan Agreement.

       At or before the time of each Advance by the Banks through the Agent to

  Borrower hereunder, Borrower shall select an Interest Rate Option which shall be applicable to each such Advance hereunder.

       In the event that no Interest Rate Option election is made by Borrower with respect to a particular Advance hereunder, such Advance shall bear interest at the Comparative Prime Rate.






































                                        2.

       Interest on the entire unpaid balance hereof shall be payable as follows:

       (i)  for all amounts outstanding hereunder which bear interest at the

  Comparative Prime Rate, interest shall be payable monthly on the first (1st)

  day of each and every month, in arrears, commencing on the first (1st) day of the first (1st) month after the date hereof; and

       (ii) for all amounts outstanding hereunder which bear interest at the

  LIBOR Rate, interest shall be payable in full, with respect to each LIBOR

  Advance hereunder, at the end of the respective LIBOR Interest Period applicable to such LIBOR Advance.

       (iii) for all amounts outstanding hereunder which bear interest at the

  Acceptance Rate, interest shall be payable in full, with respect to each

  Acceptance Rate Advance hereunder, at the end of the respective Acceptance

  Rate Interest Period applicable to such Acceptance Rate Advance.

       Interest hereunder shall be charged on the basis of a three hundred sixty (360) day year, but for the actual number of days elapsed.

       On May 31, 1998 (the "Maturity Date"), the entire unpaid principal balance of this Note, together with accrued and unpaid interest hereon and all other sums owing hereunder and/or under the Loan Agreement, shall become due and payable without notice or demand, except as otherwise provided in the

  Loan Agreement with respect to any letter of credit which remains outstanding on that date.






































                                        3.

       Certain mandatory prepayments of principal are required hereunder in the amounts, at the times and under the circumstances set forth in the Loan

  Agreement.

       Any prepayment (whether in whole or in part) of any outstanding LIBOR

  Advance or Acceptance Rate Advance hereunder, shall be subject to a prepayment premium, as more particularly set forth in the Loan Agreement.

       If any payment specified herein shall remain in arrears and unpaid for a period of ten (10) days after the same shall become due, the Borrower agrees to pay to the Agent the Late Payment Charge.

       Upon the occurrence of any Event of Default, interest shall accrue and be payable hereunder at the Default Rate and this Note shall, at the option of the Agent or subsequent holder hereof, and upon the request of Banks holding, in the aggregate, not less than 66 2/3% of the Pro Rata Shares,

  become forthwith due and payable without presentment, demand, protest or notice of any kind, all of which being hereby expressly waived by the undersigned.

       All payments hereon shall be applied in accordance with and as specified in the Loan Agreement.  Said sums shall be payable together with all lawful taxes and assessments levied thereon, or upon this Note, or upon the Agent with respect to the same, and together with all costs and expenses related to collecting this Note and together with all costs and expenses of foreclosing or protecting or sustaining the lien on any security which may be given to secure the payment of this Note, and/or in any litigation




































                                        4.

  or controversy arising from or connected with this Note or any Collateral securing this Note or the Loan Agreement or incurred in any action brought by the holder of a mortgage or lien in which the Agent or Banks are a party defendant, including without limitation reasonable attorneys' fees.  Said obligation to pay the reasonable attorneys' fees of the Agent and the Banks in connection with protecting, enforcing or realizing of the rights and remedies above described shall exist whether or not proceedings are instituted or court appearance is made on behalf of the Agent and the Banks.

       Upon the occurrence of an Event of Default and at any time thereafter while it continues, the Agent and each Bank shall have and may exercise a right of set-off for the payment of this Note and the aforesaid costs and expenses against, and Borrower hereby gives and grants to Agent and to each

  Bank a security interest (perfected by Agent's or such Bank's possession thereof) in, all deposits, monies, securities and property left with the

  Agent or any Bank by the Borrower or otherwise to the credit of or belonging to the Borrower, and the Agent shall have full power and authority at any time and without notice to sell, assign and deliver any such property at public or private sale, and apply the proceeds in satisfaction hereof.

       This Note is issued under and pursuant to the terms of the Loan

  Agreement.

       This Note is issued in substitution for and replacement of the Revolving

  Credit Note in the principal amount of $150,000,000 dated June 14, 1995 executed by the Borrower in favor of Bank of Boston




































                                        5.

  Connecticut as Agent for Fleet/Connecticut, NatWest Bank N.A., The Chase

  Manhattan Bank, N.A., People's Bank, BHF-Bank, CoreStates Bank, N.A.,

  National Bank of Canada, The Sanwa Bank Limited and Bank of Boston

  Connecticut (the "June 14, 1995 Note") which June 14, 1995 Note is cancelled.



       If the Agent shall deem applicable to this Note (including, in each case, the borrowed and the unused portion thereof, if any) any requirement of any law of the United States of America, any regulation, order,

  interpretation, ruling, official directive or guideline (whether or not having the force of law) of the Board of Governors of the Federal Reserve

  System, the Comptroller of the Currency, the Federal Deposit Insurance

  Corporation or any other board or governmental or administrative agency of the United States of America which shall impose, increase, modify or make applicable to this Note or cause this Note to be included in, any reserve,

  special deposit, calculation used in the computation of regulatory capital standards, assessment or other requirement which imposes on the Agent or any

  Bank any cost that is attributable to the maintenance thereof, then, and in each such event, the Borrower shall promptly pay the Agent or such Bank, upon its demand, such amount as will compensate the Agent or such Bank for any such cost.  In the event any such cost is a continuing cost, a fee payable to the Agent or such Bank may be imposed upon the Borrower periodically for so long as any such cost is deemed applicable by the Agent  or such Bank, in an amount determined by the Agent or such Bank to be necessary to compensate the

  Agent or such Bank for


































                                        6.

  any such cost, which determination may be based upon the Agent's or such

  Bank's reasonable allocation of the aggregate of such costs resulting from such events.  The determination by the Agent or such Bank of the existence and amount of any such costs shall, in the absence of manifest error, be conclusive.

       The Borrower hereby waives presentment, demand, protest, notice of protest or other notice or notice of dishonor of any kind.

       BORROWER ACKNOWLEDGES THAT THIS NOTE EVIDENCES A COMMERCIAL TRANSACTION

  AS THAT TERM IS DEFINED IN CONNECTICUT GENERAL STATUTES SECTION 52-278a(a)

  AND PURSUANT TO CONNECTICUT GENERAL STATUTES SECTIONS 52-278b AND 52-278f,

  BORROWER DOES HEREBY WAIVE ITS RIGHTS TO NOTICE AND HEARING OR THE POSTING OF

  ANY BOND PRIOR TO THE ISSUANCE BY THE AGENT OF ANY PREJUDGMENT REMEDY, AND

  BORROWER FURTHER WAIVES ANY RIGHTS AS MAY EXIST UNDER FEDERAL LAW OR UNDER

  ANY PROVISIONS OF THE CONNECTICUT OR UNITED STATES CONSTITUTION TO ANY NOTICE

  OR HEARING PRIOR TO THE AGENT'S OBTAINING AND EXERCISING ANY PREJUDGMENT

  REMEDY.

       ADDITIONALLY, BORROWER AND AGENT HEREBY EACH WAIVES THE RIGHT TO TRIAL

  BY JURY IN ANY ACTION, DEFENSE, COUNTERCLAIM, CROSSCLAIM AND/OR ANY FORM OF

  PROCEEDING BROUGHT IN CONNECTION WITH THIS NOTE OR RELATING TO ANY

  INDEBTEDNESS EVIDENCED HEREBY OR ANY COLLATERAL NOW OR HEREAFTER SECURING

  THIS NOTE.

       THIS NOTE HAS BEEN MADE, EXECUTED AND DELIVERED IN THE STATE OF

  CONNECTICUT AND SHALL BE CONSTRUED AND ENFORCED UNDER AND IN ACCORDANCE WITH

  THE LAWS OF THE STATE OF CONNECTICUT.


































                                        7.

                                    STARTER CORPORATION


                                    By /s/ John C. Warfel
                                      ------------------------------------------
                                      John C. Warfel, Its Senior Vice President
                                      (Duly Authorized)









- -------------------------------















                                        8.

                                    Exhibit A
                          ACCOUNTS RECEIVABLE



Beginning accounts receivable balance as of __/__/__         $________________

Add:      Gross Sales              ________________
          Other debits             ________________

                                   Total additions     _________________

Deduct:   Cash collections         ________________
          other credits            ________________

                                   Total deductions    _________________

Ending accounts receivable balance                          $________________


          Other Receivables Information:

Accounts over 60 days past due     ________________

Intercompany                       ________________

Foreign A/R not backed by L/C      ________________

                                    Exhibit B
                                    INVENTORY


Raw Materials                      ________________

Work in Process                    ________________

In-Transit Inventory               ________________

Finished Goods                     ________________

TOTAL INVENTORY                                        $_______________

OUTSTANDING LETTERS OF CREDIT                          ________________

     Inventory on consignment      ________________

     Inventory at Outlet stores    ________________